UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 11, 2020
(Date of earliest event reported)

LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-36282

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 207-4264
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on May 6, 2020, La Jolla Pharmaceutical Company submitted a non-binding offer to acquire 100% of the equity of Tetraphase Pharmaceuticals, Inc. for $22 million in cash upfront, plus an additional $12.5 million in cash potentially payable under contingent value rights to be issued in the transaction. La Jolla has completed its necessary due diligence on Tetraphase and, on May 11, 2020, submitted an execution-ready merger agreement pursuant to which La Jolla would acquire 100% of the equity of Tetraphase for $22.3 million in cash upfront, plus an additional $12.5 million in cash potentially payable under contingent value rights to be issued in the transaction.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Form of Agreement and Plan of Merger
99.2	Correspondence dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date:	May 12, 2020	By:	/s/ Dennis Mulroy
Dennis Mulroy
Chief Financial Officer